UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                            ------------------------


                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 27, 2008



                              SILGAN HOLDINGS INC.
--------------------------------------------------------------------------------
             (Exact name of Registrant as specified in its charter)


          Delaware                     000-22117                 06-1269834
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)


4 Landmark Square, Stamford, Connecticut                                06901
--------------------------------------------------------------------------------
(Address of principal executive offices)                              (Zip Code)


Registrant's telephone number, including area code: (203) 975-7110


                                       N/A
--------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)



     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:


     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                 Section 5--Corporate Governance and Management

Item 5.02.     Departure  of  Directors   or  Certain   Officers;   Election  of
Directors;   Appointment   of  Certain   Officers;   Compensatory Arrangements
of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On February 27, 2008, the Compensation Committee of the Board of Directors of Silgan Holdings Inc., or the Company, (i) set the performance goal and
performance   goal  target  for  2008  under  the  Company's   Senior  Executive
Performance Plan, or the Performance Plan, for Mr. Anthony J. Allott, the President and Chief Executive Officer of the Company and the only participant under the Performance Plan, (ii) set financial targets and organizational goals for bonuses for 2008 for other executive officers of the Company and (iii) established performance criteria for 2008 for potential performance awards to be granted in 2009 under the Company's 2004 Stock Incentive Plan, or the Stock Incentive Plan.

The Compensation Committee set the performance goal for 2008 for Mr. Allott under the Performance Plan as the EBITDA (as defined in the Performance Plan) of the Company and the performance goal target for 2008 as the achievement of the EBITDA level of the Company from 2007. The Compensation Committee also determined that the maximum amount that could be awarded to Mr. Allott under the Performance Plan for 2008 would be 100% of his annual base salary for 2008, with the actual amount being determined pursuant to a formula based on the Company's EBITDA for 2008 as compared to the Company's EBITDA for 2007.

As a result of setting the performance goal and performance goal target under the Performance Plan, the Compensation Committee confirmed that, as required pursuant to their respective employment agreements, each of Messrs. Robert B. Lewis, Executive Vice President and Chief Financial Officer of the Company , and Adam J. Greenlee, Executive Vice President, Operations of the Company, would be eligible for an annual cash bonus for 2008 of up to 30% of his annual salary calculated on the same basis that bonuses are payable for 2008 under the Performance Plan.

The Compensation Committee set a target level of earnings before interest and taxes and organizational goals (management development, market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) for the payment of annual bonuses for 2008 to officers of Silgan Containers Corporation, including Mr. Thomas J. Snyder, President of Silgan Containers Corporation. Following the end of the year, the Compensation Committee will confirm the level of earnings before interest and taxes and organizational goals attained by Silgan Containers Corporation, and bonuses will be awarded to officers of Silgan Containers Corporation on a sliding scale (from zero to two times "norm") on such basis. If the targeted level of earnings before interest and taxes and organizational goals for Silgan Containers Corporation are attained, Mr. Snyder would receive a bonus for 2008 at "norm," or at 30% of his salary for 2008.

The Compensation Committee set a target level of earnings before interest and taxes for the payment of annual bonuses for 2008 to officers of Silgan Plastics Corporation, including Mr. Alan H. Koblin, President of Silgan Plastics Corporation. Following the end of the year, the Compensation Committee will confirm the level of earnings before interest and taxes attained by Silgan Plastics Corporation, and bonuses will be awarded to officers of Silgan Plastics Corporation on a sliding scale (from zero to two times "norm") on such basis. If the targeted level of earnings before interest and taxes for Silgan Plastics Corporation is attained, Mr. Koblin would receive a bonus for 2008 at "norm," or at 35% of his salary for 2008.

The Compensation Committee set target levels of earnings before interest and taxes for each of the Silgan White Cap operations in the United States, Europe, Asia and Venezuela and organizational goals for the Silgan White Cap operations in the United States (market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) and the Silgan White Cap operations in Europe (market leadership, operational leadership, working capital management, selling, general and administrative cost management and financial reporting and controls) for the payment of annual cash bonuses for 2008 to officers of Silgan White Cap Americas and Silgan White Cap Europe/Asia, as applicable, including Mr. Peter Konieczny, President of Silgan White Cap. Following the end of the year, the Compensation Committee will confirm the level of earnings before interest and taxes attained by each of the Silgan White Cap operations in the United States, Europe, Asia and Venezuela and the organizational goals attained by each of the Silgan White Cap operations in the United States and Europe, and bonuses will be awarded to the officers of Silgan White Cap Americas and Silgan White Cap Europe/Asia on a sliding scale (form zero to two times "norm") on such basis as applicable. The bonus for Mr. Konieczny for 2008 at "norm," if the targeted levels of earnings before interest and taxes for each of the Silgan White Cap operations in the United States, Europe, Asia and Venezuela and the operational goals for each of the Silgan White Cap operations in the United States and Europe are attained, would be 35% of his salary for 2008 and would be calculated based upon the weighted average of the actual bonus payouts as a percentage of "norm" to the other officers of Silgan White Cap Americas and Silgan White Cap Europe/Asia.

The Compensation Committee approved annual cash bonus calculations for 2008 for Messrs. James. D. Beam, Russell F. Gervais, Glenn A. Paulson, Frank W. Hogan, Malcolm E. Miller and Anthony P. Andreacchi and Ms. Kimberly I. Ulmer, executive officers of the Company, based upon a weighted average of actual bonus payouts as a percentage of "norm" to the executive officers of the Company under the respective bonus plans of Silgan Containers Corporation, Silgan Plastics Corporation and the Silgan White Cap operations in the United States, Europe, Asia and Venezuela, using each business' percentage of the overall earnings before interest and taxes of all such businesses as the basis for weighting. Such executive officers are eligible to receive a bonus for 2008 on a sliding scale (from zero to two times "norm"), with "norm" for Mr. Beam being 30% of his salary for 2008, for Messrs. Gervais and Paulson being 40% of their salary for 2008 and for such other executive officers ranging from 30% to 40% of their salary for 2008.

Additionally, the Compensation Committee approved potential performance awards of restricted stock units for an aggregate of up to 140,200 shares of Common Stock of the Company to a total of 35 officers and other key employees of the Company and its subsidiaries, and fixed and established the performance criteria for the Company's 2008 fiscal year for the granting of such performance awards under the Stock Incentive Plan. Messrs. Allott and Lewis are the only persons named in the Summary Compensation Table in the Company's most recent proxy statement that are included in such group of officers and other key employees. The performance criteria for the 2008 fiscal year selected by the Compensation Committee is the Company's earnings before interest, taxes, depreciation and amortization for 2008, and the minimum level of performance that must be attained for the performance awards to be granted is based on the Company's earnings before interest, taxes, depreciation and amortization in 2008 as compared to 2007. If the minimum level of performance for 2008 is attained as confirmed by the Compensation Committee following the end of 2008, then the Compensation Committee may make grants for an aggregate of up to 140,200 restricted stock units to such 35 officers and other key employees of the Company and its subsidiaries. In determining the amount of a performance award to grant to a particular officer or other key employee, the Compensation Committee targets a multiple of such individual's annual base salary as the level of the nominal value of unvested stock awards for such individual. The multiple for each individual is determined on the basis of the individual's anticipated long-term contribution to the Company. The Compensation Committee will then review the nominal value of unvested stock awards previously granted to such individual compared to such individual's target multiple of salary, and may grant restricted stock units to such individual in an amount up to the maximum amount approved by the Compensation Committee for such individual on February 27, 2008. Generally, in making grants the Compensation Committee will consider performance awards for individuals whose aggregate unvested nominal value of unvested stock awards is less than their target multiple of salary so that their total nominal value of unvested stock awards approximates their target multiple of salary. Such restricted stock units will be granted at the earliest upon the date on which the Compensation Committee confirms that the minimum level of performance was attained, will vest in five equal installments annually beginning one year from the date of grant, and will carry with them the right to receive dividend equivalents in an amount equal to all cash dividends paid on one share of Common Stock of the Company for each restricted stock unit while such restricted stock unit is outstanding and until such restricted stock unit vests.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    SILGAN HOLDINGS INC.


                                    By:  /s/ Frank W. Hogan, III
                                         --------------------------------------
                                         Frank W. Hogan, III
                                         Senior Vice President, General Counsel
                                          and Secretary

Date:  February 29, 2008